UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On October 3, 2019, PowerFleet, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) reporting the completion on October 3, 2019 of the previously announced Transactions (as defined below) contemplated by (i) the Agreement and Plan of Merger, dated as of March 13, 2019 (the “Merger Agreement”), by and among I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), the Company, Pointer Telocation Ltd., a private company limited by shares formed under the laws of the State of Israel (“Pointer”), Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of the Company (“Pointer Holdco”), and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco prior to the Transactions (“Pointer Merger Sub”), and (ii) the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 thereto dated as of May 16, 2019, Amendment No. 2 thereto dated as of June 27, 2019 and Amendment No. 3 thereto dated as of October 3, 2019 (the “Investment Agreement,” and together with the Merger Agreement, the “Agreements”), by and among I.D. Systems, the Company, PowerFleet US Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of the Company prior to the Transactions (“I.D. Systems Merger Sub”), and ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (the “Investors”), affiliates of ABRY Partners II, LLC. As a result of the transactions contemplated by the Agreements (the “Transactions”), I.D. Systems and Pointer Holdco each became direct, wholly-owned subsidiaries of the Company and Pointer became an indirect, wholly-owned subsidiary of the Company.

This Current Report on Form 8-K/A is being filed to amend the Form 8-K to provide the financial statements and pro forma financial information described below, in accordance with the requirements of Item 9.01 of Form 8-K. The pro forma financial information included in this Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that I.D. Systems and Pointer would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the Transactions. Except as described above, all other information in the Company’s Current Report on Form 8-K filed on October 3, 2019 remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated balance sheet of Pointer Telocation Ltd. as of December 31, 2018 and December 31, 2017 and consolidated statements of comprehensive income, changes in equity and cash flows for each of the two years ended December 31, 2018 and December 31, 2017 and related notes are included as Exhibit 99.1 to this Form 8-K/A.

The unaudited consolidated balance sheet of Pointer Telocation Ltd. as of September 30, 2019 and consolidated statements of comprehensive income, changes in equity and cash flows for the three and nine months ended September 30, 2019 and September 30, 2018 and related notes are included as Exhibit 99.2 to this Form 8-K/A.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of I.D. Systems and Pointer as of and for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are included as Exhibit 99.3 to this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Kost, Forer, Gabbay & Kasierer.
23.2	Consent of Grant Thornton Argentina.
23.3	Consent of Baker Tilly Brasil Norte SS Auditores Independentes – EPP.
23.4	Consent of Mazars Certified Public Accountants.
99.1	Audited consolidated balance sheet of Pointer Telocation Ltd. as of December 31, 2018 and December 31, 2017 and consolidated statements of comprehensive income, changes in equity and cash flows for each of the two years ended December 31, 2018 and December 31, 2017 and related notes.
99.2	Unaudited consolidated balance sheet of Pointer Telocation Ltd. as of September 30, 2019 and consolidated statements of comprehensive income, changes in equity and cash flows for the three and nine months ended September 30, 2019 and September 30, 2018 and related notes.
99.3	Unaudited pro forma condensed combined financial information of I.D. Systems, Inc. and Pointer Telocation Ltd. as of and for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: December 19, 2019